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Exhibit 11(b) - Computation of Earnings Per Common Share

                    TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                          WINTHROP RESOURCES CORPORATION
                    STANDARD FINANCIAL, INC. AND SUBSIDIARIES

           Computation of Pro Forma Combined Earnings Per Common Share
                   (Dollars in thousands, except per-share data)
                                   (Unaudited)


Computation of Earnings Per Common
Share for Statements of Operations:
-----------------------------------

                                          Three Months Ended March 31,               Year Ended December 31,
                                         ------------------------------            --------------------------
                                             1997              1996                           1996
                                         ------------      ------------            --------------------------
Income applicable to common stock
 before extraordinary item               $    33,834       $    31,066                     $    99,180
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------
Weighted average number of common
 and common equivalent shares
 outstanding:
   Weighted average common shares
    outstanding                           46,270,456        46,766,185                      46,481,374

   Dilutive effect of stock option
    plans after application of treasury
    stock method                             315,123           363,284                         320,506
                                         ------------      ------------                    -----------
                                          46,585,579        47,129,469                      46,801,880
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------
Earnings per common share before
 extraordinary item                      $       .73       $       .66                     $      2.12
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------

Computation of Fully Diluted Earnings
  Per Common Share (1):
-------------------------------------

Income before extraordinary item         $    33,834       $    31,066                     $    99,180
Add: Interest expense on 7 1/4%
 convertible subordinated debentures              79                83                             325
                                         ------------      ------------                    -----------
Income applicable to common stock
 before extraordinary item               $    33,913       $    31,149                     $    99,505
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------
Weighted average number of common
 and common equivalent shares
 outstanding:

   Weighted average common shares
    outstanding                           46,270,456        46,766,185                      46,481,374
   Dilutive effect of stock option
    plans after application of
    treasury stock method                    315,123           379,524                         336,969
   Dilutive effect from assumed
    conversion of 7 1/4% convertible
    subordinated debentures                  419,317           425,606                         421,415
                                         ------------      ------------                    -----------
                                          47,004,896        47,571,315                      47,239,758
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------
Earnings per common share before
 extraordinary item                      $       .72       $       .65                     $      2.11
                                         ------------      ------------                    -----------
                                         ------------      ------------                    -----------


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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.